EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2007, except for Note 15, as to which the date is May 22, 2007, relating to the consolidated financial statements of Helicos BioSciences Corporation, which appears in the Registration Statement on Form S-1, as amended as of May 24, 2007.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2007